Exhibit 10.2

Final

IL Makiage Cosmetics (2013) Ltd. - 2020 Equity Incentive Plan

1.       Name. This plan, as adopted by the Board of Directors of IL Makiage Cosmetics (2013) Ltd., (the “Company”) on April 1, 2020, and as amended from time to time, shall be known as the “IL Makiage Cosmetics (2013) Ltd. 2020 Equity Incentive Plan” (the “Plan”).

2.      Purpose of the Plan. The purposes of this Plan are to enable the Company to link the compensation and benefits of individuals and entities providing services to the Company and/or its Affiliates (including Directors) with the success of the Company and with long-term shareholder value and to attract such new individuals and entities to provide services to the Company and/or its Affiliates which the Company and/or its Affiliates shall decide their services are considered valuable.

3.       Headings and Definitions

3.1.      The section headings are intended solely for the reader’s convenience and in no event shall they constitute a basis for the interpretation of the Plan.

3.2.       In this Plan, the following terms shall have the meanings set forth beside them:

“Affiliate”	Corporate entities who are related to the Company by way of common ownership or control, as such term is defined in section 32(9) of the Ordinance, either directly or indirectly, either partially or entirely, including but not limited to any “employing company” and "employer" as defined in Section 102(a) of the Ordinance;

“Applicable Law”	The legal requirements applicable to the administration of equity incentive plans, any applicable laws, rules and regulations of any country or jurisdiction where Awards are granted under the Plan, as such laws, rules, regulations and requirements shall be in place from time to time including any Stock Exchange rules or regulations;

“Approved Award”	An Award granted under Section 102(b)(2) of the Ordinance, in accordance with the "capital gain tax route", and other rights granted or issued with respect to such Award;

“Award”	An Option or Share Award;

“Award Agreement”	A written agreement between the Company and a Participant or a notice provided by the Company setting forth the terms and conditions under which Awards are granted to a Participant;

“Board”	The Company’s Board of Directors, or, subject to Applicable Law and the Company's incorporation documents, including the Articles of Association, any committee empowered by the Board for the purpose of implementation of this Plan (or any aspect thereof);

“Cause”	Irrespective of any definition included in any other document held by a Participant and unless otherwise determined by the Board in the Participant’s Award Agreement, the term Cause shall include any of the following-

(a) A breach of any material provision of the employment or engagement agreement between the Company or an Affiliate and a Participant and any restrictive covenant provision the Participant is obligated to comply with, including but not limited to, a breach of any confidentiality duty of a Participant (including in regards to the confidentiality of this Plan and any grant made thereunder), inappropriate use of confidential information of the Company or an Affiliate or an event of breach of trust or breach of any non-competition obligation of a Participant;

(b) Any act which constitutes a breach of a Participant’s fiduciary duty towards the Company or an Affiliate, including without limitation disclosure of confidential information of the Company or an Affiliate and acceptance or solicitation to receive unauthorized or undisclosed benefits, irrespective of their nature, or funds or promises to receive either, from individuals, Consultants or corporate entities that the Company or an Affiliate does business with;

(c) Any act of fraud by a Participant or embezzlement of funds of the Company or an Affiliate;

(d) Any conduct or omission by, or state of affairs related to, the Participant reasonably determined by the Board to be materially detrimental to, or against the interests of, the Company or an Affiliate;

(e) Any conviction of any felony involving moral turpitude or affecting the Company or an Affiliate;

(f) Circumstances justifying the revocation and/or reduction of a Participant’s entitlement to severance pay under Applicable Law, including where relevant, pursuant to Sections 16 or 17 of the Severance Pay Law, 1963; or

(g) Any other reason which is defined as Cause in the Participant’s personal employment contract;

For the avoidance of doubt it is clarified that the determination as to whether a Participant is being terminated for Cause shall be made in good faith by the Board and shall be final and binding on the Participant;

“Company”	IL Makiage Cosmetics (2013) Ltd., a company incorporated under the laws of the state of Israel, or any Successor Company resulting from the merger or consolidation of the Company in which the Company is not the surviving entity, or any company which assumes the Plan within any M&A Transaction or Structural Change;

“Consultant”	Shall mean any person or entity, except an Employee, engaged by the Company or an Affiliate, in order to render services to such company, including any individual engaged by an entity providing services to the Company or an Affiliate as aforementioned and any director of the Company or any Affiliate;

"Controlling Shareholder"	A controlling shareholder of the Company as defined in section 32(9) of the Ordinance, as amended from time to time;

“Director”	Shall mean anyone serving on the board of directors of the Company or any Affiliate;

“Employee”	Shall mean any person, who has signed an employment agreement and has commenced employment with the Company or any Affiliate, or anyone who is on the payroll of such company and specifically excluding anyone who may under Applicable Law be deemed an employee of the Company or an Affiliate if an employment agreement was not signed and he is not on the payroll of such company. Solely in respect of Approved Awards, this term shall include any officer or a Director of the Company or Israeli resident Affiliate all in accordance with Section 102;

“Exercise Price”	Shall mean the consideration required to be paid by a Participant in order to exercise an Option and to purchase one Share;

“Expiration Date”	With respect to an Option, and unless otherwise determined in the Option Agreement, the earlier of (i) the time such Option is fully exercised, or (ii) ten (10) years from the Grant Date of such Option, or (ii) the time on which such Option expires in accordance with Sections 11 and 14 below; with respect to a Share Award – (i) the time such Share Award is fully vested, or (ii) the time on which such Award expires in accordance with Sections 11 and 14 below;

“Fair Market Value”	Shall mean, as of any date, the value of an ordinary share of the Company determined as follows:

(i) If the ordinary shares are listed on any recognized Stock Exchange, the Fair Market Value shall be the closing sales price for such ordinary shares (or the closing bid, if no sales were reported), as quoted on such Stock Exchange for the last market trading day prior to the time of determination;

(ii) If the ordinary shares are regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value shall be the mean between the high bid and low asked prices for the ordinary shares on the last market trading day prior to the day of determination, or;

(iii) In the absence of any of the above, the Fair Market Value thereof shall be as determined in good faith by the Board of Directors of the Company.

For the avoidance of doubt, and where applicable, the above definition of Fair Market Value shall not apply for the purpose of determining the tax liability pursuant to Section 102(b)(3) of the Ordinance;

"Grant Date"	The date of the Board resolution approving the grant of the Awards, unless otherwise determined by the Board or required under Applicable Law, provided that with respect to Approved Awards, the Grant Date shall be only after the lapse of the required 30 day period from the filing of the Plan for approval with the ITA and if employment shall have not commenced the Grant Date shall be upon commencement of employment;

"Holding Period"	The holding period provided under Section 102 in respect of the "capital gain tax route" or under a tax ruling by the Israeli Tax Authority;

"Israeli Employee"	An Employee of the Company or of an Israeli resident Affiliate, who is an Israeli tax resident and who is not a Controlling Shareholder at the time of grant, or as a consequence of the grant, as stated in Section 102;

“M&A Transaction”	Any of the following (yet excluding any Structural Change or Spin-off Transaction):

(a) A sale of all or substantially all the assets of the Company and its subsidiaries taken as a whole, or the sale or disposition (whether by merger or otherwise) of one or more subsidiaries of the Company if substantially all of the assets of the Company and its subsidiaries taken as a whole are held by such subsidiary or subsidiaries;

(b) A merger (including a reverse triangular merger), consolidation, amalgamation or like transaction of the Company with or into another entity or a scheme of arrangement for the purpose of effecting such following which all or substantially all of the shareholders of the Company immediately prior to the merger are no longer shareholders of the Company either directly or indirectly; or

(c) A sale (including an exchange) of all or substantially all of the share capital of the Company to a third party unrelated to the then current shareholders of the Company, whether by a single transaction or a series of related transactions or within the scope of the same acquisition agreement; or

(d) Any other transaction or set of circumstances that is determined by the Board, in its discretion, to be a transaction having a similar or comparable effect.

Subject to specific confirmation of the Board the definition shall also include any purchase by a current shareholder of the Company (whether directly or indirectly) of all of the share capital of the Company not owned by such shareholder or its Affiliates immediately prior to the acquisition.

“Ordinance”	The Israeli Income Tax Ordinance [New Version], 1961, as amended from time to time;

“Option”	An option to purchase one Share, granted to a Participant,subject to the provisions of this Plan and the applicable Option Agreement;

“Option Agreement”	A written agreement between the Company and a Participant or a notice provided by the Company setting forth the terms and conditions under which Options are granted to a Participant;

“Participant”	Shall mean anyone to which an Award was granted in accordance with section 5 of the Plan;

“Plan”	Shall mean this IL Makiage Cosmetics (2013) Ltd. 2020 Equity Incentive Plan, including any amendments thereto;

“Restricted Share”	A grant of a Share subject to restrictions, to a Participant, subject to the provisions of this Plan and the applicable Award Agreement;

“Restricted Share Unit”	A contingent right to be issued one Share upon the applicable Vesting Date, subject to the provisions of this Plan and the applicable Award Agreement;

“Section 102”	Section 102 of the Ordinance and the Israeli Income Tax Rules(Tax Relief in Issuance of Shares to Employees) 2003, as amended from time to time;

“Share”	An ordinary share of the Company, nominal value NIS 0.001,which is issued or issuable to a Participant upon grant, vesting or exercise of an Award;
“Share Award”	Any Restricted Share or Restricted Share Unit;

"Spin-off Transaction"	Any transaction in which assets of the Company are transferred or sold to a company or corporate entity in which the shareholders of the Company hold the same respective ownership stakes they are then holding in the Company [i.e. –transfer of assets to a 'sister company' of the Company];

“Stock Exchange”	Any stock exchange, on which ordinary shares of the Company are listed, or such other market or a national market system, on which the Company’s ordinary shares’ prices are regularly quoted;

"Structural Change"	Any re-domestication of the Company, share flip, creation of a holding company for the Company which will hold substantially all of the shares of the Company or any other transaction involving the Company in which the shares of the Company outstanding immediately prior to such transaction continue to represent, or are converted into or exchanged for shares that represent, immediately following such transaction, at least a majority, by voting power, of the share capital of the surviving, acquiring or resulting corporation;

“Successor Company”	Shall mean any entity with or into which the Company was merged or consolidated, or to which certain operations or certain assets of the Company were transferred, or which purchased substantially all the Company’s assets or shares, including any parent of such entity;

“Tax”	Any applicable tax and other compulsory payments such as social security and health tax contributions (including interest and/or fines of any type and/or linkage differentials) required to be paid under any applicable law in relation to the Awards or the rights deriving there-from;

“Termination”	For an Employee, the termination of employment, for a Director the termination of directorship and for a Consultant, the expiration, or termination of such person’s consulting or advisory relationship with the Company or an Affiliate, or the occurrence of any termination event as set forth in such person’s Award Agreement;

For the purpose of this plan the following shall not be considered as Termination (i) for an Employee – paid vacation, sick leave, paid maternity leave, infant care leave, medical emergency leave, military reserve duty, or any other leave of absence authorized in writing by the Board; and (ii) for a Consultant- any temporary interruption in such person’s availability to provide services to the Company and/or an Affiliate, which has been authorized in writing by Board;

Termination shall not include any transfer of a Participant between the Company and any Affiliate or between Affiliates, nor shall it include any change in a Participant's engagement status between an "Employee", “Director” and "Consultant" and vice versa (without derogating the different tax implications that may result from such change of status);

“Termination Date”	With regard to any Employee, the first date following the Grant Date on which there are no longer employment relations between such Employee and the Company or an Affiliate, for any reason whatsoever; however for the purpose of Termination for Cause, the Termination Date is the date on which a notice regarding such termination was sent by the Company or an Affiliate to the Employee;

With regard to any Consultant, the earlier of (i) the date of termination of the agreement between the Consultant and the Company or an Affiliate; or (ii) the date on which a notice regarding such termination of agreement was sent by the Company or an Affiliate, or by the Consultant, to the other party;

With regards to a Director, the first date following the Grant Date on which the individual no longer serves as a member of the applicable board of directors;

"Transfer"	With respect of any Award or Share – the sale, assignment,transfer, pledge, mortgage or other disposition thereof or the grant of any right to a third party thereto;

“Trustee”	Any trustee appointed by the Company in accordance with Section 102 and approved by the Israeli Tax Authority;

"Non-Approved 102 Award"	An Award which is governed by Section 102(c) of the Ordinance;

“Vesting Date”	The date upon which the Award becomes vested, as determined in accordance with this Plan and set forth in the Award Agreement and for a Restricted Share the date upon which the underlying Shares are no longer subject to the Company's repurchase right;

4.	Administration of the Plan

4.1.      The Board shall have the power to administer the Plan.

4.2.      Subject to the provisions of the Plan, Applicable Law and the Company's incorporation documents, the Board shall have the authority, at its discretion: (i) to grant Awards to Participants; (ii) to determine the terms and provisions of each Award granted (which need not be identical), including, but not limited to, the number of Awards to be granted to each Participant, provisions concerning the time and the extent to which the Awards may be vested and/or exercised (including the applicability of the Early Exercise Mechanism as detailed below, if at all), the underlying Shares sold and the nature and duration of restrictions as to the Transferability of Awards and/or Shares; (iii) to amend, modify or supplement (with the consent of the applicable Participant, if such amendments adversely affect the terms of his Awards) the terms of each outstanding Award, unless included otherwise under the terms of the Plan; (iv) to interpret the Plan; (v) to prescribe, amend, and rescind rules and regulations relating to the Plan, including the form of Award Agreements and rules governing the grant of Awards in jurisdictions in which the Company or any Affiliate operate; (vi) to authorize conversion or substitution under the Plan of any or all Awards or Shares and to cancel or suspend Awards, as necessary, provided that, if such action is not specifically allowed under the terms of this Plan, any material harm to the interests of the Participants shall be subject to consent from the Participants; (vii) to accelerate or defer (with the consent of the Participant) the right of a Participant to exercise in whole or in part, any previously granted Awards; (viii) to determine the effect of any increase or decrease of scope of engagement of a Participant on the vesting schedule of previously granted Awards; (ix) to authorize any person to execute on behalf of the Company any instrument required to effectuate the grant of an Award previously granted by the Board; and (x) to make all other determinations deemed necessary or advisable for the administration of the Plan.

4.3.	This Plan shall apply to grants of Awards made following the adoption of this Plan by the Board.

4.4.     All decisions, determinations, and interpretations of the Board shall be final and binding on all Participants unless otherwise determined by the Board.

5.     Eligibility. Awards may be granted to Employees, Directors or Consultants, provided that if services have not commenced, the grant will be made subject to commencement of actual services; An Approved Award and a Non-Approved 102 Award may only be granted to Israeli Employees.

6.     Shares Reserved for the Plan. The Company during the term of this Plan will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the vested portion of Awards granted under the Plan and any other share and Award plans which may be adopted by the Company in the future, subject to any adjustment made to the share capital of the Company by way of share split, reverse share split, distribution of share dividend or similar recapitalization events, at any time hereafter. The Shares may be authorized but unissued ordinary shares, or reacquired ordinary shares of the Company. If an Award should expire or become un-exercisable for any reason without having been exercised in full, or if any Share is repurchased by the Company prior to it becoming vested (due to the Early Exercise Mechanism), the Shares that were subject thereto shall, unless the Plan shall have been terminated, become available for future grant under the Plan. Shares issued under the Plan and later repurchased by the Company pursuant to any repurchase right which the Company may have, shall be available for future grant under the Plan, subject to Applicable Law.

7.	Options

7.1.	Grant

7.1.1.   The Board may grant Options from time to time at their sole discretion. The Options granted pursuant to the Plan, shall be evidenced by a written Option Agreement. Each Option Agreement shall state, among other matters, the number of Options granted, the Vesting Dates, the Exercise Price, the tax route and such other terms and conditions as the Board at its discretion may prescribe, provided that they are consistent with this Plan.

7.1.2.   Options which are Approved Awards, as determined in the Option Agreement, and any Shares issued in respect of such Approved Award shall be subject to the Trustee’s trusteeship, as provided in Section 13 below. Any grant of an Approved Award shall be subject to compliance with the conditions of Section 102 and shall be considered for all purposes as granted only 30 days or more after the submission of the Plan for approval by the Israeli Tax Authority.

7.2.     Vesting.

7.2.1    The Board shall set vesting criteria in its discretion, which, depending on the extent to which the criteria are met, will determine the number of Options that will vest. The Board may set vesting criteria based upon continued engagement with or service to the Company or any Affiliate or based upon both continued engagement or service and the achievement of Company-wide, business unit, or individual goals, or any other condition as determined by the Board in its discretion. The vesting conditions and schedule shall be set in the applicable Option Agreement. No Option shall be exercised after the Expiration Date. The vesting provisions of individual Options may vary.

7.2.2   Unless determined otherwise by the Board, the vesting of the Options shall be postponed during any un-paid leave of absence. Upon return to service, the vesting shall continue and each of the remaining Vesting Dates shall be postponed by the number of days of such period of un-paid leave (i.e. shifting the entire remaining vesting schedule and extending it by the number of unpaid leave days). Despite the aforementioned, the following shall not postpone the vesting of the Options: paid vacation, paid sick leave, paid maternity leave, infant care leave, medical emergency leave, military reserve duty.

7.2.3   Subject to specific approval of the Board, and the despite the above, an Option Agreement may, but need not, include a provision whereby a Participant may elect at any time before the Participant’s Termination Date to exercise all or part of the un-vested portion of the Options, subject to the terms specified in the Option Agreement ("Early Exercise Mechanism"). Any unvested Shares so purchased will be subject to a repurchase right in favor of the Company and to all other restrictions as described in the Company’s form of Early Exercise Share Purchase Agreement unless the Board determines otherwise. The terms of any repurchase right will be specified in the applicable Option Agreement and Early Exercise Share Purchase Agreement.

7.2.4   The vesting of the Options shall continue upon any transfer of a Participant between the Company and any Affiliate or between Affiliates.

7.3.      An Option may be subject to such other terms and conditions, not inconsistent with the Plan, on the time or times when it may be exercised as the Board may deem appropriate.

7.4.	Exercise of Options

7.4.1. An Option shall be exercised by submission to the Company of a notice of exercise, in a form set by the Company, accompanied by payment as hereinafter described. The exercise of an Option shall occur upon receipt of a notice of exercise by the Company accompanied by payment in full of the Exercise Price payable for each of the Shares being purchased pursuant to such exercise, and as soon as practicable thereafter, and subject to the provisions of section 8.3 below, the Company will issue the Share(s) underlying such exercised Option, provided that the Shares so issued shall not be delivered to the Participant or any third party (other than the Trustee, if applicable) unless and until all applicable Tax was paid to the Trustee’s (if applicable) and the Company’s full satisfaction and subject to compliance with Applicable Law.

7.4.2. Except as otherwise provided in the Plan or in an Option Agreement, an Option may be exercised in full or in part, subject to the Expiration Date, provided it is not exercised for a fraction of a Share, as further detailed in section 10.3 below.

7.4.3. Notices of exercise of Options, which are submitted after the Expiration Date, or which relate to Options that have not yet vested (unless the Participant is entitled to exercise the Options through the Early Exercise Mechanism), or which do not contain all of the details required by the exercise form, shall not be accepted and shall have no force whatsoever.

7.4.4. The Participant shall sign any document required under any Applicable Law or by the Company or the Trustee for the purposes of issuance of the Shares.

7.4.5. As a condition to the exercise of an Option, the Company may require the person exercising such Option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

7.5.     Consideration.

7.5.1. The Exercise Price of each Share subject to an Option shall be determined by the Board in its sole and absolute discretion in accordance with Applicable Law, subject to any guidelines as may be determined by the Board from time to time. Each Option Agreement will contain the Exercise Price determined for each Option covered thereby. The Exercise Price may or may not be equal to the Fair Market Value of the ordinary Shares of the Company, and any evaluation executed in relation to such shares shall not obligate the Company when determining the Exercise Price of any Option.

7.5.2. The Exercise Price shall be paid in cash or cheque at the time the Option is exercised, or by any other means as determined by the Board. Should the Company's ordinary shares be listed for trade on a Stock Exchange the Board may consider allowing a cashless exercise, or any other exercise method, subject to the provisions of Applicable Law. If, as of the date of exercise of an Option the Company is then permitting cashless exercises, the Participants will be able to engage in a “same-day sale” cashless brokered exercise program, involving one or more brokers, through such a program that complies with the Applicable Laws and that ensures prompt delivery to the Company of the amount required to pay the Exercise Price and any Tax.

7.5.3. The Exercise Price shall be denominated in the currency of the primary economic environment of, at the Board's discretion, either the Company or the Participant (that is the functional currency of the Company or the currency in which the Participant is paid).

8.	Restricted Share Units

     8.1.     Grant

8.1.1.   The Board may grant Restricted Share Units from time to time at their sole discretion. The Restricted Share Units granted pursuant to the Plan, shall be evidenced by a written Award Agreement. Each Award Agreement shall state, among other matters, the number of Restricted Share Units granted, the Vesting Dates, the tax route and such other terms and conditions as the Board at its discretion may prescribe, provided that they are consistent with this Plan.

8.1.2.   Restricted Share Units which are Approved Awards, as determined in the Award Agreement, and any Shares issued in respect of such Approved Award shall be subject to the Trustee’s trusteeship, as provided in Section 13 below. Any grant of an Approved Award shall be subject to compliance with the conditions of Section 102 and shall be considered for all purposes as granted only 30 days or more after the submission of the Plan for approval by the Israeli Tax Authority.

    8.2.     Vesting.

8.2.1   The Board shall set vesting criteria in its discretion, which, depending on the extent to which the criteria are met, will determine the number of Restricted Share Units that will vest and the timing of the issuance of the Shares. The Board may set vesting criteria based upon continued engagement with or service to the Company or any Affiliate or based upon both continued engagement or service and the achievement of Company-wide, business unit, or individual goals, or any other condition as determined by the Board in its discretion including conditions relating to the occurrence of an IPO or M&A Transaction within a certain period of time. The vesting conditions and schedule shall be set in the applicable Award Agreement.

8.2.2   Unless determined otherwise by the Board, the vesting of the Restricted Share Units shall be postponed during any un-paid leave of absence. Upon return to service, the vesting shall continue and each of the remaining Vesting Dates shall be postponed by the number of days of such period of un-paid leave (i.e. shifting the entire remaining vesting schedule and extending it by the number of unpaid leave days). Despite the aforementioned, the following shall not postpone the vesting of the Restricted Share Units: paid vacation, paid sick leave, paid maternity leave, infant care leave, medical emergency leave, military reserve duty.

8.2.3   The vesting of the Restricted Share Units shall continue upon any transfer of a Participant between the Company and any Affiliate or between Affiliates. Nevertheless vesting conditions may change to comply with local tax implications provided that any change to vesting shall be subject to the written consent of the Participant.

8.3.     Settlement of Restricted Share Units. Following vesting of the Restricted Share Units, the Company shall issue Shares within reasonable time in the name of the Participant or the Trustee, subject to compliance with Applicable Law and payment of any tax liability associated with such issuance. The issuance of Shares upon vesting shall be subject to the payment of the nominal value of the Shares by the Participant.

8.4.     Voting Rights. The holders of Restricted Share Units shall have no voting rights until Shares are issued upon settlement of the Restricted Share Units.

8.5.     Creditors’ Rights. A holder of Restricted Share Units shall have no rights other than those of a general creditor of the Company. Restricted Share Units represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Award Agreement.

8.6.     Assignment or Transfer of Restricted Share Units. Except as otherwise provided in the applicable Award Agreement and then only to the extent permitted by applicable law, Restricted Share Units shall not be anticipated, assigned, attached garnished, optioned, transferred or made subject to any creditor’s process, whether voluntarily, involuntarily or by operation of law. Any act in violation of this Section shall be void. However, this Section shall not preclude a Participant from designating a beneficiary who will receive any outstanding vested Restricted Share Units in the event of the Participant’s death, nor shall it preclude a transfer of vested Restricted Share Units by will or by the laws of descent and distribution.

8.7.     Dividend Equivalent Payments. The Board may permit Participants holding Restricted Share Units to receive payments on outstanding Restricted Share Units equivalent to amounts paid by way of dividend if and when dividends are paid to holders on Shares. At the sole discretion of the Board, such dividend equivalent may either be paid at the same time as dividend payments are made to shareholders or delayed until when Shares are issued pursuant to the Restricted Share Units and may be subject to the same vesting requirements as the Restricted Share Units. If the Board permits dividend equivalent payments to be made on Restricted Share Units, the terms and conditions for such payments will be set forth in the Award Agreement.

9.	Restricted Shares

9.1.     The Board will determine to whom an offer will be made to purchase Restricted Shares and the terms of such offer including the number of Shares, the purchase price to be paid by the Participant, the restrictions to which the Shares will be subject, and all other terms and conditions of the Restricted Stock Award, subject to the following terms and conditions. The Restricted Shares shall be subject to a written Award Agreement between the Company and the Participant, in such form as the Board shall from time to time approve. The Restricted Share Award will be accepted by the Participant’s execution and delivery of the Award Agreement and full payment for the Shares to the Company within thirty (30) days from the date the Award Agreement is delivered to the person in electronic or written form. If such person does not execute and deliver the Award Agreement along with full payment for the Shares to the Company within such thirty (30) days, then the offer will terminate, unless otherwise determined by the Board. Any certificates representing the Restricted Shares shall bear such legends as shall be determined by the Board.

9.2.     Beginning on the Grant Date and subject to the execution of an Award Agreement and the payment of the applicable purchase price for the Shares, the Participant shall become a shareholder of the Company with respect to all Restricted Shares and shall have all of the rights of a shareholder, including the right to vote such Shares, and the right to receive distributions made with respect to such shares, including regular cash dividends (except as otherwise provided by the Board); provided, however, that in the absence of a Board action to the contrary, any Shares or any other property (other than regular cash distributions) distributed as a dividend or otherwise with respect to any Restricted Shares as to which the restrictions have not yet lapsed shall be subject to the same restrictions as the shares covered by such Restricted Shares, as further detailed in the applicable Award Agreement.

9.3.     The Participant shall not be permitted to transfer or sell Restricted Shares granted under the Plan prior to the lapse of the restrictions as detailed in the Award Agreement (the “Restriction Period”).

9.4.     If and when the Restriction Period expires without a prior forfeiture of the Restricted Shares, certificates for Shares attributable to such Restricted Shares shall be delivered to the Participant (or, if certificates were previously issued, replacement certificates shall be delivered upon return of the previously issued certificates). All legends shall be removed from said certificates at the time of delivery to the Participant, except as otherwise required by applicable law, applicable agreements to which the Participant is bound or other limitations imposed by the Board. Notwithstanding the foregoing, actual certificates shall not be issued to the extent that book entry recordkeeping is used.

9.5.     Unless determined otherwise by the Board, the Restriction Period shall be postponed during any un-paid leave of absence. Upon return to service, the Restriction Period shall continue and be extended by the number of days of such period of un-paid leave. Despite the aforementioned, the following shall not postpone the Restriction Period: paid vacation, paid sick leave, paid maternity leave, infant care leave, medical emergency leave, and military reserve duty.

9.6.     Upon issuance of Restricted Shares, and as a condition to the issuance with no restrictions following the Restriction Period, the Participant shall consent to the terms of any agreement between the Company and its shareholders setting forth certain obligations of the Company's shareholders and certain restrictions and limitations on the transfer Shares in the Company including, without limitation, the terms of a "bring along" provision, by executing any document, including any joinder or adoption agreement, as shall be required by the Company.

10.   Terms and Conditions of the Awards. Awards granted under the Plan shall be evidenced by the related Award Agreement and shall be subject to the following terms and conditions and to such other terms and conditions included in the Award Agreement not inconsistent therewith, as the Board shall determine:

10.1.  Non Transferability of Awards. Unless otherwise determined by the Board, an Award shall not be Transferable by the Participant other than in accordance with section 11.2.1.2 below. Awards or rights arising therefrom shall not be subject to mortgage, attachment or other willful encumbrance, and no power of attorney shall be issued in respect thereof, whether such enter into force immediately or at a future date.

10.2.  One Time Benefit. The Awards and underlying Shares are extraordinary, one-time benefits granted to the Participants, and are not and shall not be deemed a salary component for any purpose whatsoever, including in connection with calculating severance compensation under any Applicable Law.

10.3.  Fractions. An Award may not be converted into a fraction of a Share. In lieu of issuing fractional Shares, on the vesting of a fraction of an Award, the Company shall convert any such fraction of an Award, which represents a right to receive 0.5 or more of a Share, to one Share and shall extinguish any such fraction of an Award, which represents a right to receive less than 0.5 of a Share without issuing any Shares.

10.4.  Term. No full or partial exercise of an Award shall be carried out following the Expiration Date of such Award.

11.	Termination of Employment or Engagement.

11.1.  Unvested Awards. Unless otherwise determined by the Board, in the case of Termination, any Award or portion thereof that was not vested as of the Termination Date shall immediately expire on the Termination Date. Restricted Shares which have not yet completed the Restriction Period will be forfeited to the Company in accordance with section 9 above.

11.2.	Vested Options

 11.2.1.  Termination other than for Cause.

11.2.1.1.       Unless otherwise determined by the Board, in the case of Termination other than for Cause, any Option or portion thereof that is vested as of the Termination Date may be exercised but only within such period (subject, however, to the provisions of section 14 below concerning early expiration or other treatment upon certain events) of time ending on the earlier of (i) ninety (90) days following the Termination Date, or (ii) the Expiration Date, but only to the extent to which such Option was exercisable at the time of the Termination Date. If, after the Termination Date, the Participant does not exercise his or her Option within the time specified above or in the Option Agreement, the Option shall expire.

11.2.1.2.       Unless otherwise determined by the Board, in the event of (i) Termination as a result of the Participant’s death or resignation due to disability or (ii) the Participant dies within the period stated in section 11.2.1.1, then the Option may be exercised by the Participant’s estate legal guardian, the Participant’s estate, by a person who acquired the right to exercise the Option by bequest or inheritance or by a person designated to exercise the Option upon the Participant’s death (the “Assignees”), but only within the period (subject, however, to the provisions of section 14 below concerning early expiration or other treatment upon certain events) ending on the earlier of (1) the date twelve (12) months following the date of death or the Termination Date due to disability (as the case may be) (or such longer or shorter period specified in the Option Agreement) or (2) the Expiration Date. If, after death or termination due to disability (as the case may be), the Option is not exercised within the time specified herein, the Option shall expire. The Transfer of Options to any Assignee shall be subject to the provision of a written notice to the Company and to the execution by the Assignee of any documents required by the Company. All of the terms of any Option, whether in this Plan, the Option Agreement and/or any other document in respect of such Option, shall be binding upon the Assignees.

11.2.1.3.       If the exercise of an Option following the Termination Date or death would be prohibited at any time solely because the issuance of Shares would violate requirements of any Applicable Law, then the Option shall expire: (i) in the event of a Termination - at the end of a period of ninety (90) days in the aggregate, or (ii) in the event of death - at the end of a period of twelve (12) months in the aggregate, during which the exercise of the Option would not be in violation of such requirements.

11.2.1.4.      During such periods following the Termination Date the Participant's entitlement to Options shall not continue to vest.

11.2.1.5.       The Board shall have the sole authority to extend the exercise periods detailed in sections 11.2.1.1 – 11.2.1.3 above at its sole discretion.

11.2.2. Termination for Cause. If a Participant’s employment or engagement with the Company is terminated for Cause, any Option or portion thereof that has not been exercised as of the Termination Date shall immediately expire on the Termination Date.

11.3. No Participant shall be entitled to claim against the Company that he or she was prevented from continuing to exercise or vest Options as of the Termination Date. Such Participant shall not be entitled to any compensation in respect of the Options which would have vested in his favor had such Participant’s employment or engagement with the Company or Affiliate not been terminated.

12. No Right to Employment, Service, Awards or Shares. The grant of an Award, the vesting of any Award or the issuance of a Share under the Plan shall impose no obligation on the Company or an Affiliate to continue the employment of any Employee or the engagement with any Consultant or the service of a Director and shall not lessen or affect the Company's or an Affiliate's right to terminate the employment or service relationship of such Participant at any time and/or for any or no reason with or without Cause, even if such Termination is immediately prior to the vesting of any Award. No Participant or other person shall have any claim to be granted any Awards or to the vesting of any Awards, whether expired immediately following grant or prior to vesting. There is no obligation for uniformity of treatment of Participants, or holders or beneficiaries of Awards and the terms and conditions of Awards and the Board's determinations and interpretations with respect thereto need not be the same with respect to each Participant (whether or not such Participants are similarly situated).

Nothing contained in the Plan shall prevent the Company from adopting, adjusting or continuing in effect compensation arrangements, which may, but need not, provide for the grant of Awards or Shares.

13.	Trust

13.1.   Approved Awards and any Shares issued in connection with such Approved Awards shall be held by the Trustee for the benefit of the Participant, in accordance with the provisions of Section 102 in the "capital gain tax route". Any grant of an Award and any exercise of an Option or sale or transfer of a Share shall be notified to the Trustee.

13.2.   The validity of any order given to the Trustee by a Participant shall be subject to approval of such order by the Company. The Company does not undertake to approve orders given by any Participant to the Trustee within any period of time.

13.3.   Subject to the provisions of this Plan, the Approved Awards and any Shares issued in connection with such Approved Awards shall not be released from the control of the Trustee nor shall they be Transferred unless the Company and the Trustee are satisfied that the full amounts of Tax due by the applicable Participant have been paid or will be paid.

13.4.  Subject to the provisions of Section 102, a Participant shall not Transfer or release from the control of the Trustee any Approved Award or any Share issued in connection with such Approved Awards, until the lapse of the Holding Period. Notwithstanding the above, if any such release or Transfer occurs during the Holding Period, the sanctions under Section 102 shall apply to and shall be borne by such Participant.

13.5.  As long as the Approved Awards and any Shares issued in connection with such Approved Awards are held by the Trustee for the benefit of the Participant, all rights of the Participant over the Approved Awards and Shares cannot be Transferred other than by will or laws of descent and distribution.

13.6.  Without derogating from the aforementioned, the Board shall have the authority to determine the specific procedures and conditions of the trusteeship with the Trustee in a separate agreement between the Company and the Trustee, all subject to Section 102.

13.7.  Should the Approved Awards or any Shares issued in connection with such Approved Awards be transferred by power of a last will or under laws of decent, the provisions of Section 102 shall apply to the legal heirs or transferees by law of the deceased Participant.

13.8.  Approved Awards that do not comply with the requirements of Section 102 shall be considered Non-Approved 102 Awards or Awards subject to tax under Section 3(i) of the Ordinance.

14.	Adjustments to the Shares subject to the Plan

14.1.  Adjustment Due to Change in Capital. If the ordinary shares of the Company shall at any time be changed or exchanged by distribution of a share dividend (bonus shares), share split, combination or exchange of shares, recapitalization, or any other like event by or of the Company, and as often as the same shall occur, then the number and class of the Shares underlying the Awards subject to the Plan and the Exercise Price of the Options shall be appropriately and equitably adjusted so as to maintain through such an event the proportionate equity portion represented by the Awards and the total Exercise Price of the Options, provided, however, that no adjustment shall be made by reason of the distribution of subscription rights (rights offering) on outstanding ordinary shares or other issuance of shares by the Company. Fractions of shares shall be dealt with in accordance with the provisions of section 9.3 above. Except as expressly provided herein, no issuance by the Company of shares of any class, or securities convertible into shares of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or Exercise Price of Shares underlying an Award.

14.2.  Adjustment Due to a Structural Change. In the event of a Structural Change, the Shares underlying the Awards subject to the Plan shall be exchanged or converted into shares of the Company or Successor Company in accordance with the exchange effectuated in relation to the ordinary shares of the Company, and the Exercise Price and quantity of shares underlying the Awards shall be adjusted in accordance with the terms of the Structural Change. The adjustments required shall be determined in good faith solely by the Board and shall be subject to the receipt of any approval required, including any tax ruling, if necessary.

14.3.  Adjustment Due to a Spin-Off Transaction. In the event of a Spin-Off Transaction, the Board may determine that the holders of Awards shall be entitled to receive equity in the new company formed as a result of the Spin-Off Transaction, in accordance with equity granted to the ordinary shareholders of the Company within the Spin-Off Transaction, taking into account the terms of the Awards, including the vesting schedule and Exercise Price. The determination regarding the Participant's entitlement within the scope of a Spin-Off Transaction shall be in the sole and absolute discretion of the Board.

14.4. M&A Transaction.

14.4.1 Without derogating from the Board’s general power under the Plan, in the event of any M&A Transaction, the Board shall be entitled (but not obliged), at its sole discretion and without the Participant’s consent and action and without any prior notice requirement, to determine any of the following: (i) provide for an assumption or exchange of Awards and/or Shares for Awards and/or shares and/or other securities or rights of the Successor Company or parent or Affiliate thereof; and/or (ii) provide for an exchange of Awards or Shares for a monetary compensation (including for avoidance of doubt a cash-out of the Awards for the net value); and/or (iii) determine that all unvested Awards and un-exercised vested Options shall expire on the date of such M&A Transaction without payment; and/or (iv) determine that the exchange, assumption, conversion or purchase detailed above will be made subject to any payment or escrow arrangement, or any other arrangement determined within the scope of the M&A Transaction in relation to the ordinary shares of the Company and/or (v) provide for the acceleration of vesting of such Awards, as to all or part of the Shares, under such terms and conditions as the Board shall determine. The Board may determine, in its sole discretion, that upon completion of an M&A Transaction, the terms of any Award be otherwise amended, modified or terminated, as the Board shall deem in good faith to be appropriate. In the case of assumption and/or substitution of Awards, and unless otherwise determined by the Board, appropriate adjustments shall be made so as to reflect such action and all other terms and conditions of the Award Agreements shall remain substantially unchanged, including but not limited to the vesting schedule, all subject to the determination of the Board, which determination shall be at its sole discretion and final. The grant of any substitutes for the Awards and/or Shares to Participants further to an M&A Transaction, as provided in this section, shall be considered as full compliance with the terms of this Plan. The value of the exchanged Awards and/or Shares pursuant to this section 13.4 shall be determined in good faith solely by the Board, based among others on the Fair Market Value, and its decision shall be final and binding on all the Participants.

Unless determined otherwise by the Board of Directors, and without derogating from the aforementioned, any Awards not assumed or exchanged for Awards and/or shares and/or other securities or rights or not cashed-out, shall expire immediately prior to the consummation of the M&A Transaction. Neither the authorities and powers of the Board under this Section 14.4, nor the exercise or implementation thereof, shall (i) be restricted or limited in any way by any adverse consequences (tax or otherwise) that may result to any holder of an Award, and (ii) as, inter alia, being a feature of the Award upon its grant, be deemed to constitute a change or an amendment of the rights of such holder under this Plan, nor shall any such adverse consequences (as well as any adverse tax consequences that may result from any tax ruling or other approval or determination of any relevant tax authority) be deemed to constitute a change or an amendment of the rights of such holder under this Plan.

14.4.2 For the purposes of this section 14.4, the mechanism for determining the assumption or exchange as aforementioned shall be as may be agreed upon between the Board and the Successor Company.

14.4.3 Without derogating from the above, in the event of an M&A Transaction the Board shall be entitled, at its sole discretion, to require the Participants to exercise all vested Awards within a set time period and sell all of their Shares on the same terms and conditions as applicable to the other shareholders selling their Company’s ordinary shares as part of the M&A Transaction. Each Participant acknowledges and agrees that the Board shall be entitled to authorize any one of its members to sign any agreement required to affect the sale of Shares including any share transfer deeds in customary form in respect of the Shares held by such Participant and that such share transfer deed shall bind the Participant.

14.4.4 Despite the aforementioned, if and when the method of treatment of Awards within the scope of an M&A Transaction determined according to the above will in the sole opinion of the Board prevent the M&A Transaction from occurring, or materially risk the M&A Transaction, the Board may determine different treatment for different Awards held by Participants such that not all Awards will be treated equally within the scope of the M&A Transaction.

14.4.5 In the event in which the exercise price of the Options is higher than the per-share value of the shares of the Company in such an M&A Transaction ("out-of-the-money Options"), the Board shall be entitled to cancel and terminate such Options effective upon consummation of the M&A Transaction without consideration.

14.4.6 In the event in which the Awards shall be cancelled upon the M&A Transaction, the Company shall provide notice to such Participants in such manner as notice is provided regarding the M&A Transaction to any other shareholders of the Company not represented in the Board. Such notice shall be sent to the last known address of the Participants according to the records of the Company. The Company shall not be under any obligation to ensure that such notice was actually received by the Participants.

14.4.7 It is clarified that this section 14.4 shall apply inter alia in the event of partial transactions which in the aggregate constitute an M&A Transaction in accordance with sub-section (c) of the definition of M&A Transaction, and in each such transaction the Board shall have the full power and authority under this Section 14.4.

14.5.  Liquidation. In the event of the proposed dissolution or liquidation of the Company, all Awards will expire immediately prior to the consummation of such proposed action, unless otherwise provided by the Board.

14.6.  The Participants shall execute any documents required by the Company or any Successor Company or parent of affiliate thereof in order to affect any of the actions determined within the scope of this section 14. The failure to execute any such document may cause the expiration and cancellation of any Award held by such Participant, as determined by the Board in its sole and absolute discretion.

14.7.  Any adjustment according to this section shall be subject to the receipt of a tax ruling or approval from the tax authorities, if and as necessary.

15.	Taxes and Withholding Tax

15.1.    Approved Awards and Non-Approved 102 Awards shall be taxed in accordance with Section 102. For the avoidance of doubt it is clarified that any Award granted to a Consultant or a Controlling Shareholder or any Award granted to a Participant who is not an Israeli tax resident, shall not be subject to the provisions of Section 102 and shall be taxed in accordance with Applicable Law.

15.2.  Any Tax imposed in respect of the Awards and/or Shares, including, but not limited to, in respect of the grant of Awards, and/or the vesting or exercise of Awards, and/or the Transfer, waiver, or expiration of Awards and/or Shares, and/or the sale of Shares, shall be borne solely by the Participants, and in the event of death by their heirs or transferees. The Company, the Affiliates, the Trustee (if applicable) or anyone on their behalf shall not be required to bear the aforementioned Taxes, directly or indirectly, nor shall they be required to gross up such Tax in the Participants’ salaries or remuneration. The applicable Tax shall be deducted from the proceeds of sale of Shares or shall be paid to the Company, an Affiliate or the Trustee (if applicable) by the Participants. Without derogating from the aforementioned, the Company, an Affiliate and the Trustee (if applicable) shall be entitled to withhold Taxes according to the requirements of any Applicable Laws, rules, and regulations, and to deduct any Taxes from payments otherwise due to the Participant from the Company or an Affiliate (if applicable).

15.3.  The Company's or Trustee's (if applicable) obligation to deliver Shares upon grant, vesting or exercise of an Award or to sell or transfer Shares is subject to payment (or provision for payment satisfactory to the Board and the Trustee (if applicable)) by the Participant of all Taxes due by him under any Applicable Law.

15.4.  The Participants shall indemnify the Company and/or the applicable Affiliate and/or the Trustee (if applicable), immediately upon request, for any Tax (including interest and/or fines of any type and/or linkage differentials in respect of Tax and/or withheld Tax) for which the Participant is liable under any Applicable Law or under the Plan, and which was paid by the Company, the Affiliate or the Trustee (if applicable), or which the Company, the Affiliate or the Trustee (if applicable) are required to pay. The Company, the Affiliate and the Trustee (if applicable) may exercise such indemnification by deducting the amount subject to indemnification from the Participants’ salaries or remunerations.

15.5.  In respect to Non-Approved 102 Awards, if there occurs a Termination of the Participant's service to or employment with the Company or an Affiliate, the Participant shall extend to the Company or the applicable Affiliate a security or guarantee for the payment of Tax due in respect of such Award as required under Section 102.

15.6.  For avoidance of doubt it is clarified that the tax treatment of any Award granted under this Plan is not guaranteed and although Awards may be granted under a certain tax route, they may become subject to a different tax route in the future.

15.7.  Any Award classified as a Capital Gain Award is meant to comply in full with the terms and conditions of Section 102 and the requirements of the ITA, therefore it is clarified that at all times the Plan is to be read such that it complies with the requirements of Section 102 and as a consequence, should any provision in the Plan disqualify the Plan and/or the Awards granted thereunder from beneficial tax treatment pursuant to the provisions of Section 102 of the Ordinance, such provision shall not apply to the Capital Gain Awards and underlying Shares unless the Israel Tax Authority provides approval of compliance with Section 102.

16.	Registration of the Shares on a Stock Exchange

16.1.  Should reorganization or certain other arrangements regarding the Company’s share capital be necessary prior to the registration of the Company’s ordinary shares or their respective depositary receipts on a Stock Exchange, such arrangements or reorganization may be also carried out in respect of the Participants and their Awards and/or Shares.

16.2.  The Participant acknowledges that in the event that the Company’s ordinary shares or their respective depositary receipts shall be registered for trading in any Stock Exchange, or in the event of a private offering of shares, the Participant’s rights to exercise their Options or sell the Shares may be subject to certain limitations (including a lock-up period), as will be requested by the Company or its underwriters, and the Participant unconditionally agrees and accepts any such limitations.

16.3.  The Company does not undertake to cause the ordinary shares or the Shares to be listed on a Stock Exchange, or that the registration of the ordinary shares or the Shares for trade, if at all, shall take place within a certain period of time.

17.	The Rights Attached to the Shares

17.1.  Equal Rights. The Shares constitute part of the ordinary shares of the Company, and they shall have equal rights for all intents and purposes as the rights attached to the ordinary shares of the Company, subject to the provisions of this Plan and any Award Agreement. The Shares, being part of the ordinary shares of the Company, shall not be protected against dilution in any manner whatsoever, unless otherwise determined by the Board. It is hereby clarified that the Shares shall not constitute a separate class of shares, but shall be an integral part of the Company’s ordinary shares.

Any change of the Company’s Articles of Association or any other incorporation document, which may change the rights attached to the Company’s ordinary shares, shall also apply to the Shares, and the provisions hereof shall apply with the necessary modifications arising from any such change.

The grant of Awards and issuance of Shares under this Plan shall not restrict the Company in any way regarding future creation of additional and/or other classes of shares, including classes of shares, which may in any manner be preferred over the currently existing ordinary shares which are offered to Participants under this Plan. Subject to section 12.1 above, the grant of Awards and Shares under this Plan shall not entitle any Participant to receive any compensation in the event of any change of the Company’s capital.

17.2.  Dividend Rights. No Participant shall have any rights to receive dividends in respect of the Shares underlying any outstanding Awards, until such Awards are converted into Shares and these Shares are issued to the Participant or the Trustee. Following the issuance of such Shares by the Company, such Shares will entitle the Participant to receive any dividend, to which other holders of ordinary shares in the Company are entitled.

17.3.  Transfer and Sale of Shares. Transfer of Shares shall be in accordance with the Company's incorporation documents.

17.4.  Bring Along. For the avoidance of doubt it is clarified that as part of the ordinary shares of the Company, Shares issued pursuant to Awards or in connection thereto shall be subject to any bring-along provision included in the incorporation documents of the Company or any shareholders agreement or similar agreement(s) by which some or all holders of ordinary shares of the Company are bound.

17.5. Voting Rights. No Participant shall have any rights to vote in the Company’s meetings in respect of underlying Shares, until such Shares are issued to the Participant or the Trustee. Following the issuance of such Shares by the Company, the Participant shall have the same voting rights as other holders of ordinary shares in the Company. Notwithstanding the aforesaid, and unless determined otherwise by the Board, as long as the Company’s ordinary shares are not traded on a Stock Exchange, any Shares issued pursuant to an Award shall be voted by an irrevocable proxy, such proxy to be assigned to the person or persons designated by the Board. The Participants will be required, as a condition to the receipt of the Awards granted pursuant to this Plan and as a condition to the issuance of any Shares, to sign such a proxy. Unless otherwise determined by the Board, the proxy will be transferred upon any transfer of Shares unless such transfer occurs upon an M&A Transaction or upon or after an IPO of the Company.

17.6. Information Rights. Despite the Company's incorporation documents and the provisions of Applicable Law, no Participant shall have any right to receive financial information regarding the Company and any of its Affiliates, including financial reports, or any other reports which other shareholders of the Company are entitled to receive.

18. Repurchase Right:

The following shall be subject to the receipt of a tax ruling from the Israeli Tax Authority, if such ruling is required and if required shall be subject to the receipt of any approval required by applicable law and shall be in effect until the listing of the Company’s ordinary shares on a Stock Exchange:

18.1.  Repurchase in the case of Termination for Cause: In the event that the Participant’s employment or engagement with or service to the Company or an Affiliate is terminated for Cause, or if following Termination it is found that the Participant committed an act constituting Cause, any Shares already issued to the Participant as a result of an Awards shall be forfeited and returned to the Company upon request of the latter for the original purchase price (the Exercise Price) of such Shares.

18.2.  Repurchase in the case of working for a competitor: In the event that a Participant will commence working or providing services to a competitor of the Company or an Affiliate or to a subsidiary or affiliate of such competitor any Shares already issued to the Participant as a result of an Awards shall be forfeited and returned to the Company upon request of the latter for the original purchase price (the Exercise Price) of such Shares. For the purposes of this Section, a “competitor” shall mean any person or entity that operates, conducts, or manages a business in the field of the Company’s business. This restriction is limited to a time period of 2 years after the termination of employment.

18.3.  General repurchase: Following Termination, the Board shall be entitled, at its sole and absolute discretion, to instruct such Participant to sell his Shares to the Company for the then Fair Market Value of the Shares.

18.4.  In the event that the Board has determined that a Participant’s Shares shall be repurchased under any of the aforesaid sections 18.1-18.3, then the Participant shall be obliged to sell, any Shares that such Participant has received under the Plan, in accordance with the instructions issued by the Board. The determination of the Board in this regard shall be final.

18.5.  If the Company is not permitted under Applicable Law to repurchase Shares under sections 18.1-18.3, the Company may assign such right under the Plan to the Company’s existing shareholders (save, for avoidance of doubt, for other Participants who hold Shares resulting from the exercise of Awards granted under the Plan or any other employee benefit plan).

19.  Clawback Policy. Any Award, amount, or benefit received under the Plan shall be subject to potential cancellation, recoupment, rescission, payback, or other similar action in accordance with any applicable Company clawback policy (the “Policy”) or any applicable law, as may be in effect from time to time. A Participant’s receipt of an Award shall be deemed to constitute the Participant’s acknowledgment of and consent to the Company’s application, implementation, and enforcement of (i) the Policy and any similar policy established by the Company that may apply to the Participant together with all other similarly situated Participants, whether adopted prior to or following the making of any Award and (ii) any provision of applicable law relating to cancellation, rescission, payback, or recoupment of compensation, as well as the Participant’s express agreement that the Company may take such actions as are necessary to effectuate the Policy, any similar policy, and applicable law, without further consideration or action.

20. Breach of Restrictive Covenants. Except as otherwise provided by the Board, notwithstanding any provision of the Plan to the contrary, if the Participant breaches a confidentiality, non-competition, non-solicitation, non-disclosure, non-disparagement, or other similar restrictive covenant set forth in an Award Agreement or any other agreement between the Participant and the Company or any Affiliate, whether during or after the Participant’s Termination, in addition to any other penalties or restrictions that may apply under any such agreement, state law, or otherwise, the Participant shall forfeit or pay to the Company:

20.1.  Any and all outstanding Awards granted to the Participant, including Awards that have become vested or exercisable;

20.2.  Any Shares held by the Participant in connection with the Plan that were acquired by the Participant after the Participant’s Termination and within the twelve (12)-month period immediately preceding the Participant’s Termination of Service (less any exercise price paid for such shares);

20.3.  The profit realized by the Participant from the exercise and sale of any Award or Share and within the twelve (12) month period immediately preceding the Participant’s Termination; and

21.   Changes to the Plan. The Board shall be entitled, from time to time, to update and/or change the terms of this Plan, in whole or in part, at its sole discretion, provided that in the Board’s opinion such a change shall not materially derogate from the rights attached to the Awards and/or Shares already granted under this Plan, unless mutually agreed otherwise between the Participant and the Company. The Board shall be entitled to terminate this Plan at any time, provided that such termination shall not materially affect the rights of Participants, to whom Awards have already been granted.

22.	Effective Date and Duration of the Plan

22.1.  The Plan shall be effective as of the day it was adopted by the Board and shall terminate at the end of ten (10) years from such day of adoption.

22.2.  The Company shall obtain the approval of the Company’s shareholders for the adoption of this Plan or for any amendment to this Plan, if shareholders’ approval is necessary or desirable to comply with any Applicable Law, including without limitation the securities laws of jurisdictions applicable to Awards granted to Participants under this Plan, or if shareholders’ approval is required by any authority or by any governmental agency or by any national securities exchange, including without limitation the US Securities and Exchange Commission.

22.3.  Termination of the Plan shall not affect the Board’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.

23.   Successors and Assigns. The Plan and any Award granted thereafter shall be binding on all successors and assignees of the Company and a Participant, including, without limitation, the estate of such Participant and the executor, administrator or trustee of such estate, or any receiver or trustee in bankruptcy or representative of the Participant’s creditors.

24.	Miscellaneous

24.1.  Notices. Notices and requests regarding this Plan shall be sent in writing by registered mail or by courier to the addresses of the Company and the Participant or by facsimile transmission (provided that written confirmation of receipt is provided) with a copy by mail, as follows: if to the Company: at its principal offices; if to the Participant - to the Participant’s address, as registered in the Company’s registries. Such notices shall be deemed received at the addressee as follows: if sent by registered mail - within three (3) business days following their deposit for mailing at a post office located in the country of addressee, or seven (7) business days following their deposit for mailing at a post office located outside the country of addressee, and if hand-delivered or sent by facsimile or email - on the day of delivery (or refusal to receive).

24.2.  This Plan (together with the applicable Award Agreement(s) entered into with any Participant) constitutes the entire agreement and understanding between the Company and such Participant in connection with the grant of Awards to the Participant. Any representation and/or promise and/or undertaking made and/or given by the Company or by whosoever on its behalf, which has not been explicitly expressed herein or in an Award Agreement, shall have no force and effect.

25.  Governing Law. The Plan shall be governed by, construed and enforced in accordance with the laws of the State of Israel, without giving effect to principles of conflicts of law. The competent courts of Tel Aviv-Jaffa shall have exclusive jurisdiction to hear all disputes arising in connection with this Plan.

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